Exhibit 10.1

FIRST AMENDMENT

TO

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

among

NEWPARK RESOURCES, INC.,

as Borrower,

THE SUBSIDIARY GUARANTORS,

THE LENDERS FROM TIME TO TIME PARTIES HERETO,

and

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

BANK OF AMERICA, N.A.,

as Syndication Agent

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Documentation Agent

Dated as of December 18, 2015

First Amendment to Third Amended and Restated Credit Agreement

This First Amendment to Third Amended and Restated Credit Agreement (this “First Amendment”) dated as of December 18, 2015, is executed by Newpark Resources, Inc., a Delaware corporation, (the “Borrower”), each of the undersigned Subsidiary Guarantors, each of the undersigned Lenders party to the Credit Agreement referred to below, and JPMorgan Chase Bank, N.A., as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

R E C I T A L S

A.     The Borrower, the Administrative Agent, the Lenders and the other Agents party thereto are parties to that certain Third Amended and Restated Credit Agreement dated as of March 6, 2015 (the “Credit Agreement”), pursuant to which the Lenders have made certain credit and other financial accommodations available to and on behalf of the Borrower and its Subsidiaries.

B.     The Borrower has requested, and the Administrative Agent and the Majority Lenders have agreed, to amend certain provisions of the Credit Agreement.

C.     The Borrower has previously provided notice to the Administrative Agent that the Borrower has determined to reduce the Commitments as provided for in Section 2.4 as of the First Amendment Effective Date and wishes to confirm such notice herein.

D.     Now, therefore, to induce the Administrative Agent and the Majority Lenders to enter into this First Amendment and in consideration of the premises and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.     Defined Terms. Each capitalized term used herein (including, without limitation, in the recitals hereof) but not otherwise defined herein has the meaning given such term in the Credit Agreement, as amended by this First Amendment. Unless otherwise indicated, all section references in this First Amendment refer to sections of the Credit Agreement.

2.     Notice of Reduction of Commitments. The Borrower has previously provided and hereby confirms its prior notice to the Administrative Agent that, in accordance with Section 2.4, the Borrower has elected to reduce the Total Commitments to $150,000,000.00 as of the First Amendment Effective Date, and the Administrative Agent and the Lenders hereby confirm receipt of such notice.

3.     Amendments to Credit Agreement.

(a)     Amendment to Section 1.1. Section 1.1 is hereby amended by amending and restating the following definitions in their entirety:

“Agreement”: this Third Amended and Restated Credit Agreement, as amended by that First Amendment dated as of December 18, 2015, and as the same may from time to time be further amended, modified, supplemented or restated.

“Applicable Pricing Grid”: the table set forth below:

Level	Consolidated Leverage Ratio	Libor Margin	ABR Margin	Commitment Fee Rate
I	Less than 1.00x	1.75%	0.75%	0.375%
II	Greater than or equal to 1.00x but less than 1.50x	2.00%	1.00%	0.375%
III	Greater than or equal to 1.50x but less than 2.00x	2.25%	1.25%	0.375%
IV	Greater than or equal to 2.00x but less than 2.50x	2.50%	1.50%	0.375%
V	Greater than or equal to 2.50x but less than 3.25x	3.00%	2.00%	0.50%
VI	Greater than or equal to 3.25x	3.25%	2.25%	0.50%

For purposes of the Applicable Pricing Grid, changes in the Applicable Margin and/or the Commitment Fee Rate resulting from changes in the Consolidated Leverage Ratio shall become effective on the date (the “Adjustment Date”) that is three Business Days after the date on which financial statements are delivered to the Lenders pursuant to Section 6.1 and shall remain in effect until the next change to be effected pursuant to this paragraph. If any financial statements referred to above are not delivered within the time periods specified in Section 6.1, then, until the date that is three Business Days after the date on which such financial statements are delivered, the highest rate set forth in each column of the Applicable Pricing Grid shall apply. In addition, at all times while an Event of Default shall have occurred and be continuing, the highest rate set forth in each column of the Applicable Pricing Grid shall apply. Each determination of the Consolidated Leverage Ratio for purposes of the Applicable Pricing Grid shall be made in a manner consistent with the determination thereof pursuant to Section 7.1.

“Commitment”: as to any Lender, the obligation of such Lender to make Revolving Loans, participate in Letters of Credit and to acquire participations in Swingline Loans in an aggregate principal and/or face amount not to exceed the amount set forth under the heading “Commitment” opposite such Lender’s name on Schedule 1.1(a), or in the Assignment and Assumption or Augmenting Lender Supplement pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The amount of the Total Commitments as of the First Amendment Effective Date is $150,000,000.00.

“Commitment Fee Rate”: the rate per annum determined pursuant to the Applicable Pricing Grid.

“Consolidated EBITDA”: for any period, Consolidated Net Income for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) tax expense (excluding sales taxes and ad valorem taxes on real property), (b) interest expense, amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Loans), (c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs, (e) any extraordinary or non-recurring non-cash expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, non-cash losses on sales of assets outside of the ordinary course of business), (f) any non-cash Capital Stock based compensation expenses, and (g) (i) severance payments, early retirement or voluntary retirement payments and other payments made with respect to the separation of any officers, employees or directors of the Borrower or its Subsidiaries from the Borrower or any such Subsidiary, together with costs and expenses related thereto for benefits, including, without limitation, health insurance (collectively, the “Severance Add-Back”) and (ii) non-cash costs and expenses related to the Brazil Debt Activity (collectively, the “Brazil Debt Activity Add-Back”), provided, however, that (y) Borrower shall not be required to add-back either the Severance Add-Back or any part thereof or the Brazil Debt Activity Add-Back or any part thereof to calculate Consolidated EBITDA for any period, but instead, shall have the right to elect, in the exercise of its sole discretion from time to time, the amount, if any, of the Severance Add-Back and/or the Brazil Debt Activity Add-Back that it will add-back to calculate Consolidated EBITDA for any period and (z) the aggregate amount of add-backs made pursuant to this clause (g) shall not exceed $10,000,000 during the term of this Agreement; minus, (a) to the extent included in the statement of such Consolidated Net Income for such period, the sum of (i) interest income, (ii) any extraordinary, unusual or non-recurring income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business), (iii) income tax credits (to the extent not netted from income tax expense) and (iv) any other non-cash income and (b) any cash payments made during such period in respect of items described in clause (e) above subsequent to the fiscal quarter in which the relevant non-cash expenses or losses were reflected as a charge in the statement of Consolidated Net Income, all as determined on a consolidated basis.

“Consolidated Total Debt”: at any date, the aggregate principal amount of all Indebtedness of the Borrower and its Subsidiaries at such date determined on a consolidated basis in accordance with GAAP; it being expressly agreed and acknowledged, for the avoidance of doubt, that for purposes of calculating the Consolidated Leverage Ratio and the Senior Secured Leverage Ratio, obligations in respect of letters of credit (including L/C Obligations), to the extent such letters of credit do not constitute financial letters of credit, shall not be included in the calculation of Consolidated Total Debt.

“L/C Commitment”: $65,000,000.

(b)     Amendment to Section 1.1.     Section 1.1 is hereby further amended by adding the definitions set forth below in the appropriate alphabetical order:

“Brazil Debt Activity”: that $14,416,013 intercompany balance as of September 30, 2015, with foreign exchange re-measurements recorded to the income statement which has been written off as of September 30, 2015.

“Brazil Debt Activity Add-Back”: as defined in the definition of Consolidated EBITDA.

“First Amendment”: that certain First Amendment to Third Amended and Restated Credit Agreement dated as of December 18, 2015 executed by the Borrower, the Subsidiary Guarantors, the Administrative Agent and the Lenders signatory thereto.

“First Amendment Effective Date”: that certain date on which the conditions of Section 3 of the First Amendment have been satisfied (or waived in accordance with Section 10.1).

“Severance Add-Back”: as defined in the definition of “Consolidated EBITDA”.

(c)     Amendment to Section 2.1(c). Section 2.1(c) is hereby amended by deleting reference to “$325,000,000” therein and replacing such reference with “$275,000,000”.

(d)     Amendment to Section 5.2. Section 5.2 is hereby amended by adding the following clause (c) where alphabetically appropriate:

(c) Pro Forma Compliance with the Financial Covenants. From the First Amendment Effective Date until the Springing Maturity Date, (i) after giving effect to any such extension of credit, on a pro forma basis, the Borrower is in compliance with Section 7.1 as of the last day of the immediately preceding fiscal quarter for which financial statements have been delivered pursuant to Section 6.1, and (ii) the Administrative Agent shall have received an Interim Compliance Certificate executed by a Responsible Officer in substantially the form of Exhibit B-2 containing all information and calculations necessary for determining compliance with the provisions of Section 5.2(c)(i).

(e)     Amendment to Section 5.3(a). Section 5.3(a) is hereby amended and restated in its entirety to read as follows:

(a)     The Borrower’s Consolidated Leverage Ratio shall not exceed 2.5 to 1.0 as of the last day of any period of four consecutive fiscal quarters of the Borrower ending on the last day of the immediately preceding fiscal quarter for which financial statements are publicly available.

(f)     Amendment to Section 7.1(a). Section 7.1(a) is hereby amended and restated in its entirety to read as follows:

(a)     Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio as at the last day of any period of four consecutive fiscal quarters of the Borrower ending with any fiscal quarter set forth below to exceed the ratio set forth below opposite such fiscal quarter:

Fiscal Quarter Ended	Consolidated Leverage Ratio
December 31, 2015	5.50 to 1.00

March 31, 2016	5.50 to 1.00

June 30, 2016	5.50 to 1.00

September 30, 2016	5.50 to 1.00

December 31, 2016	5.50 to 1.00

March 31, 2017	4.50 to 1.00

June 30, 2017 and the last day of each fiscal quarter thereafter	4.00 to 1.00

(g)     Amendment to Section 7.1(b). Section 7.1(b) is hereby amended and restated in its entirety to read as follows:

(b)     Senior Secured Leverage Ratio. Permit the Senior Secured Leverage Ratio as at the last day of any period of four consecutive fiscal quarters of the Borrower ending with any fiscal quarter set forth below to exceed the ratio set forth below opposite such fiscal quarter:

Fiscal Quarter Ended	Senior Secured Leverage Ratio
December 31, 2015	2.00 to 1.00

March 31, 2016	2.00 to 1.00

June 30, 2016	2.00 to 1.00

September 30, 2016	2.00 to 1.00

December 31, 2016	2.00 to 1.00

March 31, 2017	2.50 to 1.00

June 30, 2017 and the last day of each fiscal quarter thereafter	3.00 to 1.00

(h)     Amendment to Schedule 1.1(a). Schedule 1.1(a) to the Credit Agreement is hereby amended and restated in its entirety and replaced with Schedule 1.1(a) attached hereto.

(i)     Amendment to Schedule 1.1(b). Schedule 1.1(b) to the Credit Agreement is hereby amended and restated in its entirety and replaced with Schedule 1.1(b) attached hereto.

(j)     Amendment to Exhibit B-2. Exhibit B-2 to the Credit Agreement is hereby amended and restated in its entirety and replaced with the form attached hereto as Exhibit B-2.

4.     Conditions Precedent. This First Amendment shall become effective on the date when each of the following conditions is satisfied (or waived in accordance with Section 10.1):

(a)     The Administrative Agent shall have received from Lenders constituting the Majority Lenders, the Borrower and each of the Subsidiary Guarantors counterparts (in such number as may be requested by the Administrative Agent) of this First Amendment signed on behalf of such Person.

(b)     The Administrative Agent shall have received satisfactory revised projections (including a projected balance sheet, income statement and cash flow statement together with detailed management assumptions) through 2017.

(c)     At the time of and immediately after giving effect to this First Amendment, (i) no Default or Event of Default shall have occurred and be continuing and (ii) no event or events shall have occurred which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

(d)     The Administrative Agent and the Lenders shall have received on or before the First Amendment Effective Date, (i) all fees required to be paid on the First Amendment Effective Date pursuant to that certain Amendment Fee Letter dated December 18, 2015 by and between the Borrower and the Administrative Agent and (ii) all other amounts due and payable and reimbursement or payment of all reasonable out-of-pocket costs and expenses required to be reimbursed or paid by the Borrower under the Credit Agreement, including the reasonable fees and disbursements of counsel to the Administrative Agent for which invoices have been presented at least three (3) Business Days prior to the First Amendment Effective Date.

The Administrative Agent is hereby authorized and directed to declare this First Amendment to be effective when it has received documents confirming or certifying, to the satisfaction of the Administrative Agent, compliance with the conditions set forth in this Section 4 or the waiver of such conditions as permitted in Section 10.1. Such declaration shall be final, conclusive and binding upon (i) all parties to the Credit Agreement as well as (ii) all parties to this First Amendment for all purposes.

5.     Miscellaneous.

(a)     Confirmation. The provisions of the Credit Agreement as amended by this First Amendment shall remain in full force and effect following the effectiveness of this First Amendment.

(b)     Ratification and Affirmation; Representations and Warranties. The Borrower and each Subsidiary Guarantor hereby (a) acknowledges the terms of this First Amendment; (b) ratifies and affirms its obligations under, and acknowledges its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect as expressly amended hereby and (c) represents and warrants to the Lenders that as of the date hereof, after giving effect to the terms of this First Amendment:

(i)     all of the representations and warranties made by it in each Loan Document to which it is a party are true and correct in all material respects (except those which have a materiality qualifier, which shall be true and correct as so qualified), except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct as of such specified earlier date,

(ii)     no Default or Event of Default has occurred and is continuing, and

(iii)     no event or events have occurred which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

(c)     Loan Document. This First Amendment is a Loan Document.

(d)     Reference to and Effect Upon Credit Agreement and other Loan Documents. The execution, delivery and effect of this First Amendment shall be limited precisely as written and shall not be deemed to (i) be a consent to any waiver of any term or condition, or to any amendment or modification of any term or condition of the Credit Agreement or any other Loan Document, except as specifically set forth in this First Amendment, or (ii) prejudice any right, power or remedy which the Administrative Agent or any Lender now has or may have in the future under or in connection with the Credit Agreement or any other Loan Document. Each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or any other word or words of similar import shall mean and be a reference to the Credit Agreement as amended hereby, and each reference in any other Loan Document to the Credit Agreement or any word or words of similar import shall be and mean a reference to the Credit Agreement as amended hereby.

(e)     Counterparts. This First Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of this First Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

(f)     NO ORAL AGREEMENT. THIS FIRST AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND THEREWITH REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR UNWRITTEN ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO SUBSEQUENT ORAL AGREEMENTS AMONG THE PARTIES.

(g)     GOVERNING LAW. THIS FIRST AMENDMENT     AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(h)     Payment of Expenses. In accordance with Section 10.5, the Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable out-of- pocket costs and reasonable costs and expenses incurred in connection with this First Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

(i)     Severability. Any provision of this First Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(j)     Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Subsidiary Guarantors, the Lenders and the Administrative Agent and each of their respective successors and assigns.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed as of the date first written above.

BORROWER:	NEWPARK RESOURCES, INC.

By: /s/ Gregg Piontek
Gregg Piontek Chief Financial Officer and Vice President

SUBSIDIARY GUARANTORS:	EXCALIBAR MINERALS LLC NEWPARK DRILLING FLUIDS LLC NEWPARK MATS & INTEGRATED SERVICES LLC NEWPARK DRILLING FLUIDS INTERNATIONAL LLC

By: /s/ Gregg Piontek Gregg Piontek Vice President

Signature Page to First Amendment

JPMORGAN CHASE BANK, N.A., as Administrative Agent and a Lender By: /s/ Greg George Name: Greg George Title: Authorized Officer

Signature Page to First Amendment

BANK OF AMERICA, N.A., as a Lender By: /s/ Pace Doherty Name: Pace Doherty Title: Assistant Vice President

Signature Page to First Amendment

Wells Fargo Bank, N.A., as a Lender By: /s/ Chris Kim Name: Chris Kim Title: Vice President

Signature Page to First Amendment

Comerica Bank, as a Lender By: /s/ Bradley Kuhn Name: Bradley Kuhn Title: Assistant Vice President

Signature Page to First Amendment

BOKF, NA dba Bank of Texas, as a Lender By: /s/ Jeff Dunn Name: Jeff Dunn Title: Executive Vice President

Signature Page to First Amendment

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender By: /s/ Nupur Kumar Name: Nupur Kumar Title: Authorized Signatory By: /s/ Warren Van Heyst Name: Warren Van Heyst Title: Authorized Signatory

Signature Page to First Amendment

Schedule 1.1(a)

COMMITMENTS

Lender	Commitment	Swingline Commitment
JPMorgan Chase Bank, N.A.	$37,500,000.00	$11,250,000.00
Bank of America, N.A.	$37,500,000.00	$0
Wells Fargo Bank, National Association	$22,500,000.00	$0
Comerica Bank	$18,750,000.00	$0
BOKF, NA dba Bank of Texas	$18,750,000.00	$0
Credit Suisse AG, Cayman Islands Branch	$15,000,000.00	$0
Total	$150,000,000.00	$11,250,000.00

Schedule 1.1(b)

SPECIFIED L/C COMMITMENTS

Lender	L/C Commitment
JPMorgan Chase Bank, N.A.	$50,000,000.00
Bank of America, N.A.	$15,000,000.00

EXHIBIT B-2

FORM OF
INTERIM COMPLIANCE CERTIFICATE

This Interim Compliance Certificate is delivered pursuant to Section [5.2(c)][5.3(c)] [6.2(b)] of the Third Amended and Restated Credit Agreement, dated as of March 6, 2015 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Newpark Resources, Inc. (the “Borrower”), the Lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”) and the other agents party thereto. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

1.     I am the duly elected, qualified and acting [Chief Executive Officer/ President/ Chief Financial Officer] of the Borrower.

I have reviewed and am familiar with the contents of this Certificate.

Attached hereto as Attachment 1 are the computations showing compliance with [the conditions set forth in [Section 5.2(c)][Section 5.3(a) and (b)]] [the covenants set forth in Section 7.6] of the Credit Agreement.

IN WITNESS WHEREOF, I have executed this Certificate this _____ day of ____, 201_.

By: ________________________________ Name: Title: